ASSET EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 8th day of November, 2011

AMONGST:

AMICO GAMES CORP., a Nevada corporation, having an office at Room North-02, Flat A, No. 89 Zhong Shan Da Dao Xi, Tianhe Qu, Guangzhou, Canton Province, China, 510630.

(“Amico”)

AND:

ZHOU HAI TAO, a citizen of the People’s Republic of China having a correspondence address at Room 2106 Tian Shou Building, 105 Tian Shou Road, Tianhe District, Guangzhou, China 510610

( “Zhou”)

AND:

The Undersigned Shareholders

(the “Shareholders”)

WHEREAS:

A. Amico owns 100% of the capital interest in Vodafun Limited (“Vodafun”), a British Virgin Islands company.  Vodafun, through a series of agreements with Galaxy Software (Guangzhou) Limited,  a company incorporated under the laws of The People’s Republic of China (“China”), is involved in the business of value added telecommunications services;

B. Zhou owns 100% of the capital interest in Stepeak Limited (“Stepeak”), a British Virgin Islands company. Stepeak through a series of agreements with Guangzhou Ju Technology Limited, a company incorporated under the laws of China, is involved in the business of system integration and design of intelligent buildings;

C. The board of directors of Amico has approved undertaking a one (1) for twenty (20) reverse split of its common stock.  The split is currently under review by FINRA and will be effective once approval from FINRA is received;

D. Zhou has agreed to sell Stepeak to Amico and Amico has agreed to sell Vodafun to the Zhou on the condition that the Shareholders agree to cancel  16,282,600 shares of Amico’s common stock prior to the closing of this Agreement; and

E. Amico, Zhou and the Shareholders all wish to enter into this Agreement to exchange the assets of Amico and Zhou, and cancel 16,282,600 shares of Amico common stock currently held by the Shareholders.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1.  DEFINITIONS

1.1  Definitions.  In this Agreement, the following terms shall have the following meanings, unless the context indicates otherwise:

(a)	“Agreement” shall mean this Asset Exchange Agreement, and all schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(b)
“Closing” shall mean the completion of the Transaction, in accordance with Section 7, at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(c)
“Closing Date” shall mean a date mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6 following the satisfaction or waiver by Amico and Zhou of the conditions precedent set out in Sections 5.1 and 5.2 respectively, provided that such date shall be no later than six (6) weeks after delivery of the Stepeak Financial Statements to be delivered under Section 4.10;

(d)	“Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(e)	“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;

(f)	“US GAAP” shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;

(g)
“Liabilities” shall include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured;

(h)
“Shareholders Shares” shall mean the 16,282,600 fully paid and non-assessable pre-split common shares held by the Shareholders, among which 7,260,000 shares owned by Olite Global Limited, a British Virgin Islands company with registered office at Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands; and the reminaing 9,022,600 shares owned by Ronotech Limited, a British Virgin Islands company with registered office at Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands to be cancelled on or before the Closing Date;

(i)	“SEC” shall mean the United States Securities and Exchange Commission;

(j)	“Securities Act” shall mean the United States Securities Act of 1933, as amended;

(k)	“Stepeak Interest” shall mean the 100% capital interest of Stepeak held by Zhou;

(l)
“Taxes” shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

(m)	“Transaction” shall mean the purchase of the Vodafun Interest by Zhou from Amico, purchase of the Stepeak Interest by Amico from Zhou and the cancellation of the Shareholders Shares.

(n)	“Vodafun Interest” shall mean the 100% capital interest of Vodafun held by Amico;

1.2  Currency.  All references to currency in this Agreement are to United States Dollars unless expressly stated otherwise.

2.  THE OFFER, PURCHASE AND SALE OF VODAFUN AND STEPEAK

2.1  Offer, Purchase and Sale of Vodafun.  Subject to the terms and conditions of this Agreement, Amico hereby covenants and agrees to sell, assign and transfer to Zhou and Zhou hereby covenants and agrees to purchase from Amico the Vodafun Interest.

2.2  Offer, Purchase and Sale of Stepeak.  Subject to the terms and conditions of this Agreement, Zhou hereby covenants and agrees to sell, assign and transfer to Amico and Amico hereby covenants and agrees to purchase from Zhou the Stepeak Interest.

2.3  Consideration.  As consideration for the sale of the Vodafun Interest by Amico to Zhou, Zhou shall sell the Stepeak Interest to Amico and the Shareholders shall cancel the Shareholders’s Shares.

2.4  Closing Date.  The Closing will take place, subject to the terms and conditions of this Agreement, on the Closing Date.

3.  REPRESENTATIONS AND WARRANTIES OF AMICO

As of the Closing, Amico represents and warrants to Zhou, and acknowledges that Zhou is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Zhou, as follows:

3.1  Organization and Good Standing.  Vodafun is a company duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  Vodafun is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which Vodafun owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Vodafun taken as a whole.

3.2  Authority.  Subject to Section 3.3, Amico has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Vodafun Documents”) to be signed by Amico and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of each of the Vodafun Documents by Amico and the consummation of the transactions contemplated hereby have been duly authorized by Amico’s board of directors. This Agreement has been, and the other Vodafun Documents when executed and delivered by Amico as contemplated by this Agreement will be, duly executed and delivered by Amico and this Agreement is, and the other Vodafun Documents when executed and delivered by Amico as contemplated hereby will be, valid and binding obligations of Amico enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

(c)	as limited by public policy.

3.3  Shareholders Approval.  Amico is required to secure approval from holders of a simple majority of its common stock in order to close the Transactions and sell the Vodafun Interest to Zhou.  If Amico can secure the necessary Shareholders approval, Amico is required to file an Information Statement on Schedule 14C in accordance with rule 14c-2 and wait the prescribed number of days before it may close the Transactions.

3.4  Capitalization of Vodafun.  The entire issued and outstanding capital interest in Vodafun is one hundred (100) common shares (the “Vodafun Shares”).  The Vodafun Shares have been duly authorized, validly issued, not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and was issued in full compliance with the laws of the British Virgin Islands.  There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Vodafun to issue any additional Vodafun Shares, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Vodafun any Vodafun Shares of Vodafun.  There are no agreements purporting to restrict the transfer of the Vodafun Shares.

3.5  Interest Holder of Vodafun.  As of the Closing Date, Amico is the only interest holder in Vodafun by virtue of the ownership of the Vodafun Shares.

3.6  Corporate Records of Vodafun.  The corporate records of Vodafun, as required to be maintained by it pursuant to all applicable laws, are accurate, complete and current in all material respects, and the minute book of Vodafun is, in all material respects, correct and contains all records required by all applicable laws, as applicable, in regards to all proceedings, consents, actions and meetings of the shareholders and the managers of Vodafun.

3.7  Non-Contravention.  Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Vodafun or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Vodafun or any of its subsidiaries, or any of their respective material property or assets;

(b)	violate any provision of the Articles, Bylaws or any other constating documents of Amico or Vodafun, any of their respective subsidiaries or any applicable laws; or

(c)
violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Amico or Vodafun, any of their respective subsidiaries or any of their respective material property or assets.

3.8  Actions and Proceedings.  To the best knowledge of Amico, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Vodafun or which involves any of the business, or the properties or assets of Vodafun that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Vodafun taken as a whole (a “Vodafun Material Adverse Effect”).  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Vodafun Material Adverse Effect.

3.9  Compliance. As of the date hereof:

(a)
to the best knowledge of Amico, Vodafun is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Vodafun;

(b)
to the best knowledge of Amico, Vodafun is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Vodafun Material Adverse Effect;

(c)
Vodafun has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement.  All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Amico, threatened, and none of them will be adversely affected by the consummation of the Transaction; and

(d)
Vodafun has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  Vodafun has not received any notice of any violation thereof, nor is Amico aware of any valid basis therefore.

3.10  Filings, Consents and Approvals.  No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Amico of the Transaction contemplated by this Agreement or to enable Zhou to continue to conduct Vodafun’s business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.11  Financial Representations.  The audited balance sheets for Vodafun for the fiscal year ended August 31, 2010 plus any unaudited balance sheets for Vodafun for May 31, 2011 (the “Vodafun Accounting Date”), together with related statements of income, cash flows, and changes in shareholders’s equity for such fiscal years and interim period then ended May 31, 2011 (collectively, the “Vodafun Financial Statements”) to be supplied by Amico to Zhou on or before the Closing Date:

(a)	are in accordance with the books and records of Vodafun;

(b)	present fairly the financial condition of Vodafun as of the respective dates indicated and the results of operations for such periods; and

(c)	have been prepared in accordance with US GAAP.

Vodafun has not received any advice or notification from its independent certified public accountants that Vodafun has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Vodafun Financial Statements or the books and records of Vodafun, any properties, assets, liabilities, revenues or expenses.  The books, records, and accounts of Vodafun accurately and fairly reflect, in reasonable detail, the assets and liabilities of Vodafun.  Vodafun has not engaged in any transaction, maintained any bank account, or used any funds of Vodafun, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Vodafun.

3.12  Absence of Undisclosed Liabilities.  Vodafun does not have any material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a)	are not set forth in the Vodafun Financial Statements or have not heretofore been paid or discharged;

(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Zhou; or

(c)
have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Vodafun Financial Statements.

3.13  Absence of Changes.  Since the Vodafun Accounting Date, Vodafun has not:

(a)
incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)
created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Vodafun or its subsidiaries to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)
made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)
declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)
received notice or had knowledge of any actual or threatened labour trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)
other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(j)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(k)	agreed, whether in writing or orally, to do any of the foregoing.

3.14  Absence of Certain Changes or Events.  Since the Vodafun Accounting Date, there has not been:

(a)	a Vodafun Material Adverse Effect; or

(b)	any material change by Vodafun in its accounting methods, principles or practices.

3.15  Subsidiaries.  Vodafun does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations, except that Vodafun has entered into a series of agreements with Galaxy Software (Guangzhou) Limited that makes Galaxy Software (Guangzhou) Limited a variable interest entity of Vodafun.

3.16  Personal Property.  Vodafun possesses, and has good and marketable title of all property necessary for the continued operation of the business of Vodafun as presently conducted and as represented to Zhou.  All such property is used in the business of Vodafun.  All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used.  All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Vodafun is owned by Vodafun free and clear of all liens, security interests, charges, encumbrances and other adverse claims.

3.17  Intellectual Property

(a)
Intellectual Property Assets.  Vodafun owns or holds an interest in all intellectual property assets necessary for the operation of the business of Vodafun as it is currently conducted (collectively, the “Intellectual Property Assets”), including (if applicable):

(i)	all functional business names, trading names, registered and unregistered trademarks, service marks and applications (collectively, the “Marks”);

(ii)	all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”);

(iii)	all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and

(iv)
all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used or licensed by Vodafun as licensee or licensor (collectively, the “Trade Secrets”).

(b)	Agreements. To the best knowledge of Amico, there are no outstanding or threatened disputes or disagreements with respect to any agreements to which Vodafun is a party.

(c)
Intellectual Property and Know-How Necessary for the Business.  Vodafun is the owner of all right, title, and interest in and to each of its Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances and other adverse claims, and has the right to use without payment to a third party of all the Intellectual Property Assets.  All former and current employees and contractors of Vodafun have executed written contracts, agreements or other undertakings with Vodafun that assign all rights to any inventions, improvements, discoveries or information relating to the business of Vodafun.  No employee, director, officer or shareholder of Vodafun owns directly or indirectly in whole or in part, any Intellectual Property Asset which Vodafun is presently using or which is necessary for the conduct of its business.  To the best knowledge of Amico, no employee or contractor of Vodafun has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Vodafun.

(d)
Patents.  To the best knowledge of Amico, none of the products manufactured and sold, nor any process or know-how used, by Vodafun infringes or is alleged to infringe any patent or other proprietary night of any other person or entity.

(e)	Trademarks. To the best knowledge of Amico, none of the Marks, if any, used by Vodafun infringes or is alleged to infringe any trade name, trademark or service mark of any third party.

(f)
Copyrights. Vodafun is the owner of all right, title and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances and other adverse claims.  If applicable, all registered Copyrights are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.  To the best knowledge of Amico, no Copyright is infringed or has been challenged or threatened in any way and none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.  All works encompassed by the Copyrights have been marked with the proper copyright notice.

(g)
Trade Secrets.  Vodafun has taken all reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets.  Vodafun has good title and an absolute right to use the Trade Secrets.  The Trade Secrets are not part of the public knowledge or literature, and to the best knowledge of Amico, have not been used, divulged or appropriated either for the benefit of any person or entity or to the detriment of Vodafun.  No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.18  Employees and Consultants.  All employees and consultants of Vodafun have been paid all salaries, wages, income and any other sum due and owing to them by Vodafun, as at the end of the most recent completed pay period.  Vodafun is not aware of any labour conflict with any employees that might reasonably be expected to have a Vodafun Material Adverse Effect.  To the best knowledge of Amico, no employee of Vodafun is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Vodafun or any other nature of the business conducted or to be conducted by Vodafun.

3.19  Real Property.  Vodafun does not own any real property.  Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which Vodafun is a party or is bound is legal, valid, binding, enforceable and in full force and effect in all material respects.  All rental and other payments required to be paid by Vodafun pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases.  The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date.  Vodafun has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.20  Material Contracts and Transactions.  Each contract to which Vodafun is a party is in full force and effect, and there exists no material breach or violation of or default by Vodafun under any contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any contract by Vodafun.  The continuation, validity, and effectiveness of each contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement.  There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification or change to any contract.

3.21  Certain Transactions.  Vodafun is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.22  No Brokers.  Vodafun has not incurred any independent obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

3.23  Completeness of Disclosure.  No representation or warranty by Amico in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Zhou pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4.  REPRESENTATIONS AND WARRANTIES OF ZHOU

As of the Closing, Zhou represents and warrants to Amico, and acknowledges that Amico is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Amico, as follows:

4.1  Organization and Good Standing.  Stepeak is a company duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  Stepeak is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which Stepeak owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Stepeak taken as a whole.

4.2  Authority.  has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Stepeak Documents”) to be signed by Zhou and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of each of the Stepeak Documents by Zhou and the consummation of the transactions contemplated hereby have been duly authorized by Zhou’s board of directors. This Agreement has been, and the other Stepeak Documents when executed and delivered by Zhou as contemplated by this Agreement will be, duly executed and delivered by Zhou and this Agreement is, and the other Stepeak Documents when executed and delivered by Zhou as contemplated hereby will be, valid and binding obligations of Zhou enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

(c)	as limited by public policy.

4.3  Capitalization of Stepeak.  The entire issued and outstanding capital interest in Stepeak is one hundred (100) common shares (the “Stepeak Shares”).  The Stepeak Shares have been duly authorized, validly issued, not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and was issued in full compliance with the laws of the British Virgin Islands.  There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Stepeak to issue any additional Stepeak Shares, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Stepeak any Stepeak Shares of Stepeak.  There are no agreements purporting to restrict the transfer of the Stepeak Shares.

4.4  Interest Holder of Stepeak.  As of the Closing Date, Zhou is the only interest holder in Stepeak by virtue of the ownership of the Stepeak Shares.

4.5  Corporate Records of Stepeak.  The corporate records of Stepeak, as required to be maintained by it pursuant to all applicable laws, are accurate, complete and current in all material respects, and the minute book of Stepeak is, in all material respects, correct and contains all records required by all applicable laws, as applicable, in regards to all proceedings, consents, actions and meetings of the shareholders and the managers of Stepeak.

4.6  Non-Contravention.  Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Stepeak or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stepeak or any of its subsidiaries, or any of their respective material property or assets;

(b)	violate any provision of the Articles, Bylaws or any other constating documents of Zhou or Stepeak, any of their respective subsidiaries or any applicable laws; or

(c)
violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Zhou or Stepeak, any of their respective subsidiaries or any of their respective material property or assets.

4.7  Actions and Proceedings.  To the best knowledge of Zhou, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Stepeak or which involves any of the business, or the properties or assets of Stepeak that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Stepeak taken as a whole (a “Stepeak Material Adverse Effect”).  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Stepeak Material Adverse Effect.

4.8  Compliance. As of the date hereof:

(a)
to the best knowledge of Zhou, Stepeak is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Stepeak;

(b)
to the best knowledge of Zhou, Stepeak is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Stepeak Material Adverse Effect;

(c)
Stepeak has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement.  All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Zhou, threatened, and none of them will be adversely affected by the consummation of the Transaction; and

(d)
Stepeak has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  Stepeak has not received any notice of any violation thereof, nor is Zhou aware of any valid basis therefore.

4.9  Filings, Consents and Approvals.  No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Zhou of the Transaction contemplated by this Agreement or to enable Zhou to continue to conduct Stepeak’s business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

4.10  Financial Representations.  The audited balance sheets for Stepeak for the fiscal year ended December 31, 2010 plus any unaudited balance sheets for Stepeak for September 30, 2011 (the “Stepeak Accounting Date”), together with related statements of income, cash flows, and changes in shareholders’ equity for such fiscal years and interim period then ended September 30, 2011 (collectively, the “Stepeak Financial Statements”):

(a)	are in accordance with the books and records of Stepeak;

(b)	present fairly the financial condition of Stepeak as of the respective dates indicated and the results of operations for such periods; and

(c)	have been prepared in accordance with US GAAP.

Stepeak has not received any advice or notification from its independent certified public accountants that Stepeak has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Stepeak Financial Statements or the books and records of Stepeak, any properties, assets, liabilities, revenues or expenses.  The books, records, and accounts of Stepeak accurately and fairly reflect, in reasonable detail, the assets and liabilities of Stepeak.  Stepeak has not engaged in any transaction, maintained any bank account, or used any funds of Stepeak, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Stepeak.

4.11  Absence of Undisclosed Liabilities.  Stepeak does not have any material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a)	are not set forth in the Stepeak Financial Statements or have not heretofore been paid or discharged;

(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Zhou; or

(c)
have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Stepeak Financial Statements.

4.12  Absence of Changes.  Since the Stepeak Accounting Date, Stepeak has not:

(a)
incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)
created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Stepeak or its subsidiaries to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)
made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)
declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)
received notice or had knowledge of any actual or threatened labour trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)
other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(j)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(k)	agreed, whether in writing or orally, to do any of the foregoing.

4.13  Absence of Certain Changes or Events.  Since the Stepeak Accounting Date, there has not been:

(a)	a Stepeak Material Adverse Effect; or

(b)	any material change by Stepeak in its accounting methods, principles or practices.

4.14  Subsidiaries.  Stepeak does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations, except that Stepeak has entered into a series of agreements with Guangzhou Ju Technology Limited that makes Guangzhou Ju Technology Limited a variable interest entity of Stepeak.

4.15  Personal Property.  Stepeak possesses, and has good and marketable title of all property necessary for the continued operation of the business of Stepeak as presently conducted and as represented to Zhou.  All such property is used in the business of Stepeak.  All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used.  All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Stepeak is owned by Stepeak free and clear of all liens, security interests, charges, encumbrances and other adverse claims.

4.16  Intellectual Property

(a)
Intellectual Property Assets.  Stepeak owns or holds an interest in all intellectual property assets necessary for the operation of the business of Stepeak as it is currently conducted (collectively, the “Intellectual Property Assets”), including (if applicable):

(i)	all functional business names, trading names, registered and unregistered trademarks, service marks and applications (collectively, the “Marks”);

(ii)	all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”);

(iii)	all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and

(iv)
all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used or licensed by Stepeak as licensee or licensor (collectively, the “Trade Secrets”).

(b)	Agreements. To the best knowledge of Zhou, there are no outstanding or threatened disputes or disagreements with respect to any agreements to which Stepeak is a party.

(c)
Intellectual Property and Know-How Necessary for the Business.  Stepeak is the owner of all right, title, and interest in and to each of its Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances and other adverse claims, and has the right to use without payment to a third party of all the Intellectual Property Assets.  All former and current employees and contractors of Stepeak have executed written contracts, agreements or other undertakings with Stepeak that assign all rights to any inventions, improvements, discoveries or information relating to the business of Stepeak.  No employee, director, officer or shareholder of Stepeak owns directly or indirectly in whole or in part, any Intellectual Property Asset which Stepeak is presently using or which is necessary for the conduct of its business.  To the best knowledge of Zhou, no employee or contractor of Stepeak has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Stepeak.

(d)
Patents.  To the best knowledge of Zhou, none of the products manufactured and sold, nor any process or know-how used, by Stepeak infringes or is alleged to infringe any patent or other proprietary night of any other person or entity.

(e)	Trademarks. To the best knowledge of Zhou, none of the Marks, if any, used by Stepeak infringes or is alleged to infringe any trade name, trademark or service mark of any third party.

(f)
Copyrights. Stepeak is the owner of all right, title and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances and other adverse claims.  If applicable, all registered Copyrights are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.  To the best knowledge of Zhou, no Copyright is infringed or has been challenged or threatened in any way and none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.  All works encompassed by the Copyrights have been marked with the proper copyright notice.

(g)
Trade Secrets.  Stepeak has taken all reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets.  Stepeak has good title and an absolute right to use the Trade Secrets.  The Trade Secrets are not part of the public knowledge or literature, and to the best knowledge of Zhou, have not been used, divulged or appropriated either for the benefit of any person or entity or to the detriment of Stepeak.  No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

4.17  Employees and Consultants.  All employees and consultants of Stepeak have been paid all salaries, wages, income and any other sum due and owing to them by Stepeak, as at the end of the most recent completed pay period.  Stepeak is not aware of any labour conflict with any employees that might reasonably be expected to have a Stepeak Material Adverse Effect.  To the best knowledge of Zhou, no employee of Stepeak is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Stepeak or any other nature of the business conducted or to be conducted by Stepeak.

4.18  Real Property.  Stepeak does not own any real property.  Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which Stepeak is a party or is bound is legal, valid, binding, enforceable and in full force and effect in all material respects.  All rental and other payments required to be paid by Stepeak pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases.  The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date.  Stepeak has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Leases or the leasehold property pursuant thereto.

4.19  Material Contracts and Transactions.  Each contract to which Stepeak is a party is in full force and effect, and there exists no material breach or violation of or default by Stepeak under any contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any contract by Stepeak.  The continuation, validity, and effectiveness of each contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement.  There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification or change to any contract.

4.20  Certain Transactions.  Stepeak is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

4.21  No Brokers.  Stepeak has not incurred any independent obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

4.22  Completeness of Disclosure.  No representation or warranty by Zhou in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Zhou pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5.  CLOSING CONDITIONS

5.1  Conditions Precedent to Closing by Zhou.  The obligation of Zhou to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6.  The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of Zhou and may be waived by Zhou in its sole discretion.

(a)
Representations and Warranties.  The representations and warranties of Amico set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date.

(b)
Performance.  All of the covenants and obligations Amico is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)
Transaction Documents.  This Agreement, the Vodafun Documents, the Vodafun Financial Statements and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Zhou, will have been executed and delivered to Zhou.

(d)
Directors’ Resolutions – Vodafun.  Zhou will have received copies of resolutions duly adopted by the board of directors of Amico approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e)	Shareholders’ Approval – Amico. Zhou will have received confirmation of approval of the Transaction by holders of a majority of Amico’s voting securities.

(f)	Information Statement. At least 20 days will have passed since Amico has filed a Schedule 14C Information Statement with the SEC.

(g)	No Material Adverse Change. No Vodafun Material Adverse Effect will have occurred since the date of this Agreement.

(h)	No Action. No suit, action, or proceeding will be pending or threatened which would:

(i)	prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii)	cause the Transaction to be rescinded following consummation.

(i)	Outstanding Shares. Vodafun will have no more than the Vodafun Shares outstanding on the Closing Date.

(j)
Outstanding Shares.  On the Closing Date Amico will have no more than 202,917,900 re-split shares of Amico common stock issued and outstanding, after giving effect to the share cancellation by the Shareholders.

(k)	Public Market. On the Closing Date, Amico’s common shares will be quoted on the OTC market.

(l)	Due Diligence Review of Financial Statements. Zhou and its accountants will be reasonably satisfied with their due diligence investigation and review of the Vodafun Financial Statements.

(m)
Due Diligence Generally.  Zhou and its solicitors will be reasonably satisfied with their due diligence investigation of Vodafun that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

(i)	materials, documents and information in the possession and control of Vodafun and Amico which are reasonably germane to the Transaction;

(ii)	a physical inspection of the assets of Vodafun by Zhou or its representatives; and

(iii)	title to the material assets of Vodafun.

5.2  Conditions Precedent to Closing by Amico.  The obligation Amico to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6.  The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of Amico and may be waived by Amico in its sole discretion.

(a)
Representations and Warranties.  The representations and warranties of Zhou set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Zhou will have delivered to Amico a certificate dated the Closing Date, to the effect that the representations and warranties made by Zhou in this Agreement are true and correct.

(b)
Performance.  All of the covenants and obligations that Zhou is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.  Zhou must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)
Transaction Documents.  This Agreement, Stepeak Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Amico, will have been executed and delivered by Zhou.

(d)	No Material Adverse Change. No Stepeak Material Adverse Effect will have occurred since the date of this Agreement.

(e)	Share Cancellation. The Shareholders shall have cancelled 16,282,600 shares of Amico on or before Closing.

(f)
No Action.  No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would result in and/or:

(i)	prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii)	cause the Transaction to be rescinded following consummation.

(g)
Due Diligence Review of Financial Statements.  Amico and its accountants will be reasonably satisfied with their due diligence investigation and review of Stepeak Financial Statements and the contents thereof, prepared in accordance with US GAAP.

(h)
Due Diligence Generally.  Amico and its solicitors will be reasonably satisfied with their due diligence investigation of Stepeak that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

(i)	materials, documents and information in the possession and control of Stepeak and Zhou which are reasonably germane to the Transaction;

(ii)	a physical inspection of the assets of Stepeak by Amico or its representatives; and

(iii)	title to the material assets of Stepeak.

6.  ADDITIONAL COVENANTS OF THE PARTIES

6.1  Access and Investigation.  Between the date of this Agreement and the Closing Date, Amico, on the one hand, and Zhou, on the other hand, will, and will cause each of their respective representatives to:

(a)	afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(b)
furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and

(c)	furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party.  Each party will instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

6.2 Confidentiality.  All information regarding the business of Vodafun including, without limitation, financial information that Amico provides to Zhou during Zhou’s due diligence investigation of Vodafun will be kept in strict confidence by Zhou and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Zhou or disclosed to any third party (other than Zhou’s professional accounting and legal advisors) without the prior written consent of Vodafun.  If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Amico, Zhou will immediately return to Amico (or as directed by Amico) any information received regarding Vodafun’s business.  Likewise, all information regarding the business of Zhou including, without limitation, financial information that Zhou provides to Amico during its due diligence investigation of Zhou will be kept in strict confidence by Amico and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Amico or disclosed to any third party (other than Amico’s professional accounting and legal advisors) without Zhou’s prior written consent.  If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Zhou, Amico will immediately return to Zhou (or as directed by Zhou) any information received regarding Zhou’s business.

6.3 Notification.  Between the date of this Agreement and the Closing Date, each party to this Agreement will promptly notify the other party in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  Should any such fact or condition require any change in any schedule to this Agreement relating to such party, such party will promptly deliver to the other party a supplement to such schedule specifying such change.  During the same period, each party will promptly notify the other party of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.4 Exclusivity.  Until such time, if any, as this Agreement is terminated, Amico and Zhou will not, directly or indirectly, solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Vodafun or Zhou, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

6.5 Conduct of Amico and Zhou Prior to Closing.  From the date of this Agreement to the Closing Date, and except to the extent that Zhou otherwise consents in writing, Amico will ensure that Vodafun operates its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.  Likewise, from the date of this Agreement to the Closing Date, and except to the extent that Amico otherwise consents in writing, Zhou will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

6.6 Certain Acts Prohibited – Amico.  Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, Amico will not, without the prior written consent of Zhou:

(a)	cause the Articles, Bylaws or other incorporation documents of Vodafun to be amended;

(b)	incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Vodafun except in the ordinary course of business;

(c)	dispose of or contract to dispose of any property or assets of Vodafun, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;

(d)	issue, deliver, sell, pledge or otherwise encumber or subject to any lien the Unit;

(e)	not cause Vodafun to:

(i)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Unit, or

(ii)	split, combine or reclassify the Unit or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for the Unit; or

(f)
not materially increase the benefits or compensation expenses of Vodafun, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

6.7  Certain Acts Prohibited – Zhou.  Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, Zhou will not, without the prior written consent of Amico:

(a)	cause the Articles, Bylaws or other incorporation documents of Stepeak to be amended;

(b)	incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Stepeak except in the ordinary course of business;

(c)	dispose of or contract to dispose of any property or assets of Stepeak, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;

(d)	issue, deliver, sell, pledge or otherwise encumber or subject to any lien the Unit;

(e)	not cause Stepeak to:

(i)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Unit, or

(ii)	split, combine or reclassify the Unit or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for the Unit; or

(f)
not materially increase the benefits or compensation expenses of Stepeak, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

7.  CLOSING

7.1  Closing.  The Closing shall take place on the Closing Date at the offices of the solicitors for Zhou or at such other location as agreed to by the parties.  Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Amico and Zhou, provided such undertakings are satisfactory to each party’s respective legal counsel.

7.2 Closing Deliveries of Amico.  At Closing, Amico will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Zhou:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Amico evidencing approval of this Agreement and the Transaction;

(b)	share certificates representing the Vodafun Interest as required by Section 1 of this Agreement;

(c)	the Vodafun Documents, the Vodafun Financial Statements and any other necessary documents, each duly executed by Amico, as required to give effect to the Transaction; and

(d)	Shareholderss’ Resolutions and a 14C Information Statement informing Shareholderss of the Transaction and the approval of the Transaction by holders of a majority of Amico’s voting shares.

7.3  Closing Deliveries of Zhou.  At Closing, Zhou will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Amico:

(a)	share certificates representing the Stepeak Interest as required by Section 1 of this Agreement;

(b)	the Stepeak Documents, the Stepeak Financial Statements and any other necessary documents, each duly executed by Amico, as required to give effect to the Transaction;

(c)	share certificates, duly endorsed in blank, and all other documentation necessary for the cancellation of 16,282,600 shares of Amico’s pre-split common stock held by the Shareholders; and

(d)	Zhou Documents and any other necessary documents, each duly executed by Zhou, as required to give effect to the Transaction.

8.  TERMINATION

8.1  Termination.  This Agreement may be terminated at any time prior to the Closing Date by:

(a)	mutual agreement of Zhou and Amico;

(b)
Zhou, if there has been a material breach by Amico of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Amico that is not cured, to the reasonable satisfaction of Zhou, within ten business days after notice of such breach is given by Zhou (except that no cure period will be provided for a breach by Amico that by its nature cannot be cured);

(c)
Amico, if there has been a material breach by Zhou of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Zhou that is not cured by the breaching party, to the reasonable satisfaction of Amico, within ten business days after notice of such breach is given by Amico (except that no cure period will be provided for a breach by Zhou that by its nature cannot be cured);; or

(d)
Zhou or Amico if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Transaction contemplated by this Agreement has become final and non-appealable.

8.2  Effect of Termination.  In the event of the termination of this Agreement as provided in Section 8.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

9.  INDEMNIFICATION, REMEDIES, SURVIVAL

9.1  Certain Definitions.  For the purposes of this Article 9 the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Zhou or Amico including damages for lost profits or lost business opportunities.

9.2  Agreement of Amico to Indemnify.  Amico will indemnify, defend, and hold harmless, to the full extent of the law, Zhou and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Zhou and its Stepeak by reason of, resulting from, based upon or arising out of:

(a)
the breach by Amico of any representation or warranty of Vendor contained in or made pursuant to this Agreement, any Vodafun Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)
the breach or partial breach by Amico of any covenant or agreement of Amico made in or pursuant to this Agreement, any Vodafun Document or any certificate or other instrument delivered pursuant to this Agreement.

9.3  Agreement of Zhou to Indemnify.  Zhou will indemnify, defend, and hold harmless, to the full extent of the law, Amico and Vodafun from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Amico and Vodafun by reason of, resulting from, based upon or arising out of:

(a)
the breach by Zhou of any representation or warranty of Zhou contained in or made pursuant to this Agreement, any Bueyr Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)
the breach or partial breach by Zhou of any covenant or agreement of Zhou made in or pursuant to this Agreement, any Zhou Document or any certificate or other instrument delivered pursuant to this Agreement.

10.  MISCELLANEOUS PROVISIONS

10.1  Effectiveness of Representations; Survival.  Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representations, warranties and agreements will be effective regardless of any investigation that any party has undertaken or failed to undertake.  Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements will survive the Closing Date and continue in full force and effect until one year after the Closing Date.

10.2  Further Assurances.  Each of the parties will co-operate with the others and execute and deliver to the other parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

10.3  Amendment.  This Agreement may not be amended except by an instrument in writing signed by each of the parties and Rhonda Esparza.

10.4  Expenses.  Zhou will bear all costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives and accountants; provided that Amico and Vodafun will bear their respective legal costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby.

10.5  Entire Agreement.  This Agreement, the schedules attached hereto and the other documents in connection with the Transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto.  Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

10.6  Notices.  All notices and other communications required or permitted under this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested).

All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

10.7  Headings.  The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.8  Benefits.  This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

10.9  Assignment.  This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

10.10  Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the British Virgin Islands applicable to contracts made and to be performed therein.

10.11  Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

10.12  Gender.  All references to any party will be read with such changes in number and gender as the context or reference requires.

10.13  Business Days.  If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday, Sunday or a legal holiday in the British Virgin Islands, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, Sunday or such a legal holiday.

10.14  Counterparts.  This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.15  Fax Execution.  This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

10.16  Schedules.  The schedules are attached to this Agreement and incorporated herein.

SIGNATURE PAGE

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

AMICO GAMES CORP.

Per:   /s/ Carter Jun Ho
         Authorized Signatory
         Title: CFO, Director

ZHOU HAI TAO

Per:   /s/ Zhou Hai Tao

SHAREHOLDERS

OLITE GLOBAL LIMITED

Per:      /s/ Chan Chi Ming
Authorized Signatory
Name: CHAN CHI MING
Title: Director

RONOTECH LIMITED

Per:      /s/ Zhou Yong Wen
Authorized Signatory
Name: ZHOU YONG WEN
Title: Director